UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2015

Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2015, Diebold, Incorporated (the “Company”) entered into a bridge credit agreement and the Company and certain of its subsidiaries entered into a revolving and term loan credit agreement, each as further described below, in connection with the Company’s tender offer for the outstanding shares of Wincor Nixdorf Aktiengesellschaft, a German public stock corporation (“Wincor” and, such tender offer, the “Tender Offer”), pursuant to that certain Business Combination Agreement, dated as of November 23, 2015, between the Company and Wincor (the “Business Combination Agreement”).

A.	Bridge Credit Agreement

The bridge credit agreement (the “Bridge Credit Agreement”) is a 364-day unsecured committed increasing rate bridge facility in the principal amount of $500.0 million, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein. Terms used in this section (A) and not defined have the meanings ascribed to them in the Bridge Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1.

Funding of loans under the Bridge Credit Agreement is conditioned on, among other things, the consummation of the Tender Offer, the administrative agent’s receipt of certain closing documents, a borrowing request from the Company, a solvency certificate, no changes to the Business Combination Agreement materially adverse to the Arrangers or the Lenders under the Bridge Credit Agreement without the consent of the Arrangers, payment of fees and expenses and other conditions fully set forth in the Bridge Credit Agreement. The loans under the Bridge Credit Agreement (the “Bridge Loans”) will initially mature 364 days after the funding date thereof.

The proceeds of the Bridge Loans may be used by the Company to fund, in part, the Tender Offer, the refinancing of indebtedness of Wincor and its subsidiaries, the refinancing of certain existing indebtedness of the Company and to pay all or a portion of the costs incurred by the Company or any of its subsidiaries in connection with the Transactions (as defined below).

The Bridge Credit Agreement requires the Company to reduce unused commitments and prepay the Bridge Loans with 100% of the net cash proceeds received from specified asset sales, certain issuances or sales of equity and incurrences of borrowed money indebtedness (including indebtedness incurred to finance the Tender Offer in lieu of borrowings under the Bridge Credit Agreement), subject to certain exceptions. The commitments under the Bridge Credit Agreement automatically terminate on the earliest to occur of the date on which all payments made or to be made for “Certain Funds Purposes” as defined in the Bridge Credit Agreement have been paid in full in cleared funds, the “Long Stop Date” as defined in the Bridge Credit Agreement, the date of the closing of the acquisition of Wincor without the use of the Bridge Loans, or upon the termination, lapse or prohibition of the Tender Offer.

The Bridge Loans would be guaranteed by all of the Company’s domestic subsidiaries that guarantee the bank credit agreement described below and initially bear interest at a rate of LIBOR (subject to a specified floor) plus 6.75% per annum (the “Applicable Margin”). The Applicable Margin would increase 0.50% per annum upon the 90-day anniversary of the Closing Date, and an additional 0.50% upon each subsequent 90-day period (subject to the Total Cap specified in the Bridge Credit Agreement). Any unpaid principal relating to the Bridge Loans existing more than twelve months after the Closing Date would automatically convert to a term loan on terms and conditions that are likely to be significantly less favorable to the Company.

The Company will pay bridge funding and, if the Bridge Loans are outstanding on the one year anniversary of the funding thereof, rollover fees based on the outstanding principal amount of the Bridge Loans in amounts and on dates separately agreed with the Arrangers of the Bridge Credit Agreement.

The Bridge Credit Agreement contains customary affirmative and negative covenants and events of default for an unsecured financing arrangement, including, among other things, limitations on mergers, consolidations and fundamental changes; limitations on sales of assets; limitations on investments and acquisitions; limitations on liens; limitations on transactions with affiliates; limitations on indebtedness; limitations on negative pledge clauses; limitations on restrictions on subsidiary distributions; limitations on hedge agreements; limitations on receivables indebtedness; limitations on restricted payments; limitations on certain payments of indebtedness; limitations on amendments to organizational documents; “MFN” requirements regarding certain additional covenants; covenants regarding the Tender Offer and the business combination; and a requirement to prepay all of the loans upon a change of control.

In lieu of using the proceeds of the Bridge Loans to fund the Tender Offer, the Company may issue senior unsecured notes (the “Senior Notes”), subject to certain terms and conditions. The issuance of the Senior Notes, however, is not guaranteed to be successful, which may require the Company to utilize either some or all of the Bridge Loans to fund a portion of the Tender Offer.

B.	Bank Credit Agreement

The revolving and term loan credit agreement (the “Credit Agreement” and together with the Tender Offer and Bridge Credit Agreement, the “Transactions”) among the Company, the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein provides for (w) a 5-year secured delayed draw term loan A facility for the Company in the principal amount of $250.0 million (the “Delayed Draw Term Facility”), (x) a 7-year secured delayed draw term loan B facility for the Company in the principal amount of $1,591.0 million (the “Term B Facility”) and (y) mechanics for the Company’s existing $750.0 million revolving and term loan A facilities to be rolled over into the Credit Agreement if the lenders to such existing facilities consent. For a more complete description of the replacement/amendment of the existing facilities, see the paragraph below titled “Replacement/Backstop Facilities.” Terms used in this section (B) and not defined have the meanings ascribed to them in the Credit Agreement, which is attached to this Form 8-K as Exhibit 10.2.

Funding under the Delayed Draw Term Facility and the Term B Facility is conditioned on, among other things, the consummation of the Tender Offer, the administrative agent’s receipt of certain closing documents, a borrowing request from the Company, a solvency certificate, no changes to the Business Combination Agreement materially adverse to the Arrangers or the Lenders under the Credit Agreement without the consent of the Arrangers, payment of fees and expenses and other conditions fully set forth in the Credit Agreement. The Delayed Draw Term Facility will mature on the fifth anniversary of the date upon which certain conditions precedent are met or, if such conditions precedent are not met, August 26, 2019. The Term B Facility will mature on the seventh anniversary of the closing date of the Tender Offer (unless funded into escrow prior thereto, in which case it will mature seven and one-half years from such funding date).

The proceeds of loans under the Delayed Draw Term Facility and the Term B Facility may be used by the Company to fund, in part, the Tender Offer, the refinancing of indebtedness of Wincor and its subsidiaries, the refinancing of certain existing indebtedness of the Company and to pay all or a portion of the costs incurred by the Company or any of its subsidiaries in connection with the Transactions.

The Credit Agreement requires the Company to reduce unused commitments and prepay the loans with 100% of the net cash proceeds received from specified asset sales and certain incurrences of borrowed money indebtedness, subject to certain exceptions and may require prepayments based on excess cash flow. The commitments under the Credit Agreement automatically terminate as to the Delayed Draw Term Facility and the Term B Facility on the earliest to occur of the date on which all payments made or to be made for “Certain Funds Purposes” as defined in the Credit Agreement have been paid in full in cleared funds, the “Long Stop Date” as defined in the Credit Agreement, the date of the closing of the acquisition of Wincor without the use of the proceeds of the loans under the Credit Agreement, or upon the termination, lapse or prohibition of the Tender Offer.

The Credit Agreement will be guaranteed by the substantially all of the Company’s domestic subsidiaries, subject to certain exceptions. Borrowings under the Credit Agreement will bear interest at, based on the Company’s election, the prime rate or LIBOR (subject to specified floors) plus an applicable margin, determined by reference to the Company’s total net leverage ratio.

The Credit Agreement contains affirmative and negative covenants usual and customary for facilities and transaction of this type including, but not limited to: delivery of financial information; use of proceeds; delivery of notices of default; conduct of business (including maintenance of existence and rights); taxes; insurance; compliance with laws; properties and inspection; collateral matters and further assurances; maintenance of ratings; guaranties; limitations on mergers, consolidations and fundamental changes; limitations on sales of assets; limitations on investments and acquisitions; limitations on liens; limitations on transactions with affiliates; limitations on indebtedness; limitations on negative pledge clauses; limitations on restrictions on subsidiary distributions; limitations on hedge agreements; limitations on receivables indebtedness; limitations on restricted payments; limitations on certain payments of indebtedness; limitations on amendments to organizational documents; “MFN” requirements regarding certain additional covenants; and covenants regarding the Tender Offer and the business combination.

In addition, the Credit Agreement includes, applicable to the Delayed Draw Term Facility but not the Term B Facility, a maximum consolidated net leverage ratio and a minimum consolidated interest coverage ratio.

The Credit Agreement also contains certain events of default regarding: inaccuracy of representations and warranties, certificates or other written information in any material respect; nonpayment of principal, interest, fees or other amounts; breach of covenants; cross payment default and cross default to indebtedness or net hedging obligations in excess of $50 million; voluntary and involuntary bankruptcy or insolvency proceedings; condemnation reasonably likely to have a material adverse effect; unpaid material judgments; certain pension and benefit events; certain environmental events reasonably expected to have a material adverse effect; change of control; and actual or asserted invalidity of the facilities documentation, guarantees or security documentation or, after effectiveness thereof, a domination agreement with respect to Wincor, and failure to maintain a perfected first priority security interest on a material portion of the collateral, in each case with grace periods, thresholds, qualifications and exceptions detailed in the Credit Agreement.

The foregoing descriptions of the Bridge Credit Agreement and the Credit Agreement are qualified in their entirety by reference to the full text of the Bridge Credit Agreement and the Credit Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

In the ordinary course of business, certain of the lenders under the Bridge Credit Agreement and the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received, and may in the future receive, compensation. Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as financial advisors to the Company in connection with the Tender Offer.

Replacement / Backstop Facilities

In addition to the foregoing financing for the Tender Offer under the Bridge Credit Agreement and Credit Agreement, the Company anticipates (x) refinancing its existing $520 million revolving and $230 million term loan A senior unsecured credit facilities with, respectively, a new secured revolving facility in an amount of up to $520 million and a new (non-delayed draw) secured term loan A facility (the “Term A Facility”) on substantially the same terms as the Delayed Draw Term Facility in the amount of up to $230 million (such facilities to be documented in the Credit Agreement) or (y) amending or amending and restating the credit agreement governing its existing senior unsecured credit facilities to permit the Tender Offer and otherwise modify certain terms thereof to be consistent with the Credit Agreement if such replacement credit facilities are not effectuated by the closing date of the Tender Offer. The existing senior unsecured credit facilities, if not replaced prior to the closing date, will be secured on a pari passu basis with the Delayed Draw Term Facility and the Term B Facility. In addition, the revolving facility and Term A Facility will be subject to the same maximum consolidated net leverage ratio and minimum consolidated interest coverage ratio as the Delayed Draw Term Facility.

If the Company is successful in refinancing its existing senior unsecured credit facilities, the Credit Agreement will replace the Company’s existing credit agreement, dated as of June 30, 2011, among the Company, Diebold Self Service Solutions S.ar.l, a Swiss subsidiary of the Company, the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of November 23, 2015, among Diebold, Incorporated, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Bridge Credit Agreement, dated as of November 23, 2015, among Diebold, Incorporated, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated

Dated: November 23, 2015	By:	/s/ Christopher A. Chapman
		Name:	Christopher A. Chapman
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of November 23, 2015, among Diebold, Incorporated, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Bridge Credit Agreement, dated as of November 23, 2015, among Diebold, Incorporated, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.